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Exhibit 99.(a)(1)(G)

Proposed Stock Option Exchange Plan

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Purpose

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To continue to provide incentives to employees who are remaining at Isis with high exercise price options

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To enhance employee retention through more attractive options and extended vesting

Proposed Stock Option Exchange Plan

Plan:    Allow existing employees to exchange outstanding options for new options as follows:

Option Exercise Price	Exchange Ratio (new for old)
Greater than or equal to $5 but less than $10	1:1.5
Greater than or equal to $10 but less than $15	1:2
Greater than or equal to $15 but less than $20	1:2.5
Greater than or equal to $20	1:3

Proposed Stock Option Exchange Plan

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New option will have following characteristics

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Approximately a 5-year term (expire December 31, 2008)

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New vesting over 3 years (33.34% vest on January 1, 2004, then 2.78% vest monthly thereafter for 2 years)

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Vesting accelerates in an acquisition

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Exercise price is the greater of:

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$5.00; or

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The Fair Market Value on the last day of the offering

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Available for all options granted prior to January 5, 2002

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New options will be non-qualified stock options not ISOs

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Board of Director members are not eligible to participate

Proposed Stock Option Exchange Plan

Effects of Option Exchange

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Old Option

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3,000 shares

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$7 exercise price

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Fully vested

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6-year term remaining
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New Option

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2,000 shares

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$5.00 exercise price

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New 3-year vesting

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5-year term remaining

Isis stock price 12/31/2006	Value old option	Value new option
$8	$3,000	$6,000
$10	$9,000	$10,000
$15	$24,000	$20,000
$20	$39,000	$30,000
$30	$69,000	$50,000
$50	$129,000	$90,000

It is important to carefully consider these calculations in making your decision to hold or exchange your options

Proposed Stock Option Exchange Plan

Effects of Option Exchange

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Old Option

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3,000 shares

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$12 exercise price

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Fully vested

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4-year term remaining
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New Option

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1,500 shares

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$5.00 exercise price

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New 3-year vesting

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5-year term remaining

Isis stock price 12/31/2006	Value old option	Value new option
$8	-0-	$4,500
$10	-0-	$7,500
$15	$9,000	$15,000
$20	$24,000	$22,500
$30	$54,000	$37,500
$50	$114,000	$67,500

It is important to carefully consider these calculations in making your decision to hold or exchange your options

Proposed Stock Option Exchange Plan

Effects of Option Exchange

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Old Option

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3,000 shares

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$16 exercise price

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3/4 vested

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7-year term remaining
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New Option

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1,200 shares

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$5.00 exercise price

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New 3-year vesting

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5-year term remaining

Isis stock price 12/31/2006	Value old option	Value new option
$8	-0-	$3,600
$10	-0-	$6,000
$15	-0-	$12,000
$20	$12,000	$18,000
$30	$42,000	$30,000
$50	$102,000	$54,000

It is important to carefully consider these calculations in making your decision to hold or exchange your options

Proposed Stock Option Exchange Plan

Effects of Option Exchange

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Old Option

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3,000 shares

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$20 exercise price

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1/2 vested

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8-year term remaining
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New Option

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1,000 shares

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$5.00 exercise price

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New 3-year vesting

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5-year term remaining

Isis stock price 12/31/2006	Value old option	Value new option
$8	-0-	$3,000
$10	-0-	$5,000
$15	-0-	$10,000
$20	-0-	$15,000
$30	$30,000	$25,000
$50	$90,000	$45,000

It is important to carefully consider these calculations in making your decision to hold or exchange your options

Proposed Stock Option Exchange Plan

Process for Option Exchange

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Each eligible employee will receive a package April 8, 2003 regarding the option exchange plan

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You must make your decision to participate no later than 12:00 a.m. May 8, 2003, or you will no longer be eligible to participate

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You may withdraw your decision to participate at any time prior to 12:00 a.m. May 8, 2003.

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Forms must be returned to Linda Powell by 12:00 a.m. May 8, 2003, whether or not you intend to participate

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If you intend to participate, you need to return the original copy of any option grant forms you are exchanging

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New option grant forms for exchanged options will be distributed in May

Proposed Stock Option Exchange Plan

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PLEASE ALSO READ THE DISTRIBUTED OFFER TO EXCHANGE AND SUMMARY OF TERMS OF OPTION EXCHANGE IN THEIR ENTIRETY, BECAUSE THE INFORMATION IN THIS PRESENTAION IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION RELEVANT TO YOUR DECISION WHETHER OR NOT TO PARTICIPATE IN THIS OFFER. YOU CAN OBTAIN A COPY OF OFFER TO EXCHANGE AND SUMMARY OF TERMS OF OPTION EXCHANGE ON THE ISIS INTRANET UNDER THE HEADING "STOCK OPTION EXCHANGE PROGRAM." IN ADDITION, IF YOU CONTACT LINDA POWELL AT (760) 603-2471 SHE WILL PROVIDE YOU A COPY OF THESE DOCUMENTS.

QuickLinks

  Exhibit 99.(a)(1)(G)
Proposed Stock Option Exchange Plan
Process for Option Exchange